UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2022
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Director Compensation Policy - 2023

On October 21, 2022, the Federal Home Loan Bank of Boston's (the Bank's) board of directors (the Board) approved the Director Compensation Policy - 2023 (the 2023 Director Compensation Policy), pursuant to which the Bank expects to compensate its directors for 2023, including any newly elected Directors.

Summary. The 2023 Director Compensation Policy provides for fees paid for attendance at board and committee meetings and retainers paid in arrears at the end of each quarter. The policy provides for maximums on total director compensation and potential reduction based on attendance and performance.

Attendance Fees. The following table sets forth the attendance fees.

	Per Board Meeting	Per Committee Meeting	Telephonic Attendance	Maximum Attendance Fees
Chair	$12,420	$2,700	$1,620	$99,900
Vice Chair and Committee Chairs	$10,260	$2,700	$1,620	$83,700
Other Directors	$9,180	$2,700	$1,620	$78,300

Quarterly Retainers. The following table sets forth the quarterly retainers.

	Quarterly Retainer	Annual Retainer
Chair	$12,150	$48,600
Vice Chair and Committee Chairs	$10,800	$43,200
Other Directors	$9,450	$37,800

Maximum Compensation. The following table sets forth maximum director compensation.

	Maximum Attendance Fees	Maximum Retainer	Total Maximum Compensation
Chair	$99,900	$48,600	$148,500
Vice Chair and Committee Chairs	$83,700	$43,200	$126,900
Other Directors	$78,300	$37,800	$116,100

The Bank will also pay/reimburse directors for reasonable expenses related to the directors’ attendance at Board meetings.

Reduction in Compensation Based on Attendance and Performance. The Board may vote to reduce or eliminate a director’s final quarterly retainer payment if (i) the director has not attended at least 75% of all regular and special meetings of the Board and the committees on which the director served during the year, or (ii) the Board determines the director has consistently demonstrated a lack of engagement and participation in meetings attended.

The foregoing description of the 2023 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2023 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Item 9.01 Financial Statements & Exhibits

Exhibit Numbers

10.1     2023 Director Compensation Policy
104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2022	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer